UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

Date of Report

(Date of earliest event reported):

April 8, 2013

HERITAGE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-29480	91-1857900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Fifth Avenue S.W. Olympia, WA	98501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 943-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)(3) – Compensatory Arrangements of Certain Officers

(A) Employment Agreements with Executive Officers

On April 8, 2013, Heritage Financial Corporation (the “Company”), the parent company of Heritage Bank and Central Valley Bank (“CVB”), entered into a Transitional Employment and Retirement Agreement with D. Michael Broadhead, President of CVB. The Agreement is being entered into with Mr. Broadhead in connection with the Company’s plans to merge CVB with and into Heritage Bank and to operate CVB as Heritage Bank dba Central Valley Bank, as discussed in Item 8.01 of this Form 8-K. The Agreement provides for the continued employment of Mr. Broadhead as President of CVB until his retirement on April 1, 2014. The material terms of the Agreement are summarized below and a copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Agreement has a term of one year from April 1, 2013 through April 1, 2014, unless sooner terminated as provided in the Agreement. The Agreement provides for an annual base salary of $200,004. Under the Agreement, during calendar year 2013, Mr. Broadhead will be eligible to receive a performance-based annual incentive bonus in accordance with the Company’s annual cash incentive plan, and also to receive employee benefits on as favorable a basis as other similarly situated and performing senior executives of the Company. Mr. Broadhead will also be provided an automobile for business use or a car allowance, at the Company’s prerogative. In addition, Mr. Broadhead will be eligible to receive a one-time bonus with a target of $100,000, based upon the successful consolidation of CVB into Heritage Bank and his successful transition from the role of President of CVB.

The Agreement provides for the severance benefits described below in the event the executive’s employment is terminated by the Company and its Affiliates (as defined in the Agreement) (“Termination”), other than for cause or as a result of the executive’s death or disability, or if the employment is terminated by the executive for good reason. For a Termination for any reason during the term of the employment agreement, Mr. Broadhead would be entitled to receive the following benefits within 30 days after his Termination: (i) earned but unpaid salary through the date of termination, (ii) earned but unpaid annual incentive bonus, (iii) unreimbursed business expenses if the required request for such reimbursement is in accordance with the Company’s policy and within 15 days following his Termination, and (iv) such other benefits pursuant to the terms of the plans under which they were provided. These benefits are referred to as the “Minimum Benefits” that Mr. Broadhead will receive in connection with his Termination under the Agreement. For a Termination (by the Company other than for cause or by the executive for good reason) during the term of the Agreement that does not occur within six months before or within 12 months after a change in control of the Company (“Covered Period”), Mr. Broadhead would be entitled to receive, in addition to the Minimum Benefits, an amount equal to his base salary for the balance of the period through April 1, 2014 and the $100,000 one-time bonus, all payable in monthly installments over a 12-month period. For a Termination that occurs during a Covered Period, Mr. Broadhead would be entitled to receive a lump sum payment equal to his base salary and the $100,000 one-time bonus. In either case, for a period of 12 months Mr. Broadhead and his eligible dependents would also be entitled to continued coverage under the medical and dental plans of the Company or an affiliate at the then current employee rates. The Agreement also provides that any equity award granted to an executive and subject to vesting, performance or target requirements will be treated as having satisfied the applicable requirements in the case of any Termination.

All severance benefits under the Agreement are contingent upon the Mr. Broadhead’s execution and non-revocation of a general release and waiver of claims against the Company and its affiliates. The Agreement is also subject to a golden parachute payment cut-back provision so that no amounts can be subject to the excise tax penalties of Section 280G of the Internal

Revenue Code and other regulatory provisions, and include a claw-back provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance.

The Agreement also contains restrictive covenants prohibiting the unauthorized disclosure of confidential information of the Company or its affiliates by Mr. Broadhead during and after his employment with the Company, and prohibiting him from competing with the Company and its affiliates and for soliciting their employees or customers during employment and after termination of employment for any reason. The non-competition provisions apply for a period of 12 months following any termination and the non-solicitation provisions apply for a period of 24 months following any termination, however, for any termination in connection with a change in control the non-competition and non-solicitation provisions apply for a period of 12 months.

The foregoing description of the employment agreement with Mr. Broadhead does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01 –Other Events

On April 8, 2013, the Company also announced its plans to merge CVB with and into Heritage Bank, with Heritage Bank surviving the merger. Following the merger, CVB will be operated as Heritage Bank dba Central Valley Bank. As noted above, the Company has entered into a Transitional Employment and Retirement Agreement with D. Michael Broadhead, President of CVB, in connection with the proposed transaction. For additional information regarding the consolidation of the Company’s bank subsidiaries, see the Company’s press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 – Financial Statements and Exhibits.

(d) –Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

10.1	Transitional Employment and Retirement Agreement by and between Heritage Financial Corporation and D. Michael Broadhead

99.1	Press Release issued by Heritage Financial Corporation, dated April 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL CORPORATION

Date: April 9, 2013	By:	/s/ Brian L. Vance
Brian L. Vance
President and Chief Executive Officer

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